Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

Organon & Co.

(a Delaware corporation)

Organon & Co., a corporation organized and existing under the laws of the State of Delaware, pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), as it may be amended, DOES HEREBY CERTIFY AS FOLLOWS:

1.    The name of the corporation is Organon & Co.

2.    The original certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on March 11, 2020 under the name “Organon & Co.”

3.    This Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which restates, integrates and amends the certificate of incorporation of the corporation as heretofore in effect, has been adopted by the corporation in accordance with Sections 242 and 245 of the DGCL, and has been adopted by the consent of the stockholders of the corporation in accordance with Section 228 of the DGCL.

4.    The text of the certificate of incorporation of the corporation is hereby amended and restated by this Certificate of Incorporation to read in its entirety as follows:

ARTICLE I

NAME

The name of the corporation is Organon & Co. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE; REGISTERED AGENT; OTHER OFFICES

(a)    The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

(b)    The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may designate or as the business of the Corporation may from time to time require.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

STOCK

Section 4.1    Authorized Stock. The total number of shares which the Corporation shall have authority to issue is 525,000,000, of which 500,000,000 shall be designated as Common Stock, par value $0.01 per share (the “Common Stock”), and 25,000,000 shall be designated as Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

Section 4.2    Common Stock.

(a)    Except as required by law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL.

(b)    Dividends. Subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends to the extent permitted by law when, as and if declared by the Board of Directors out of funds legally available therefor.

(c)    Liquidation, Dissolution or Winding Up. Subject to the rights of the holders of any outstanding series of Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Section 4.3    Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by law and the provisions of this Article IV (including any Preferred Stock Designation), the Board of Directors (or such duly authorized committee thereof) is hereby authorized to provide, by resolution and by causing the filing of a Preferred Stock Designation for the issuance of the shares of Preferred Stock in one or more series, and, with respect to each such series, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series.

Section 4.4    No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of at least a majority of the voting power of the stock of the Corporation outstanding and entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1    Number. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), the Board of Directors shall consist of such number of directors, not fewer than three nor more than fifteen directors, as may, from time to time, be determined solely by the Board of Directors in accordance with the Bylaws of the Corporation (as amended from time to time, the “Bylaws”).

Section 5.2    Terms.

(a)    Except as may be otherwise provided with respect to directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation) (the “Preferred Stock Directors”), the Board of Directors shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors shall initially serve until the first annual meeting of stockholders following the time at which the initial classification of the Board of Directors becomes effective, expected to be held in 2022, and director nominees elected to succeed such Class I directors as Class I directors shall hold office for a three-year term and until the election and qualification of their respective successors in office or until any such director’s earlier death, resignation, removal, retirement or disqualification. Directors designated as Class II directors shall initially serve until the second annual meeting of stockholders following the time at which the initial classification of the Board of Directors becomes effective, expected to be held in 2023, and director nominees elected to succeed such Class II directors as Class II directors shall hold office for a two-year term and until the election and qualification of their respective successors in office or until any such director’s earlier death, resignation, removal, retirement or disqualification. Directors designated as Class III directors shall initially serve until the third annual meeting of stockholders following the time at which the initial classification of the Board of Directors becomes effective, expected to be held in 2024, and director nominees elected to succeed such Class III directors as Class III directors shall hold office for a one-year term and until the election and qualification of their respective successors in office or until any such director’s earlier death, resignation, removal, retirement or disqualification. Commencing with the fourth annual meeting of stockholders following the time at which the initial classification of the Board of Directors becomes effective, expected to be held in 2025, directors of each class the term of which shall then or thereafter expire shall be elected to hold office for a one-year term and until the election and qualification of their respective successors in office or until any such director’s earlier death, resignation, removal, retirement or disqualification. Prior to the fourth annual meeting of stockholders following the time at which the initial classification of the Board of Directors becomes effective, in case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal as possible. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III, with such assignment becoming effective as of the time at which the initial classification of the Board of Directors becomes effective.

(b)    Subject to the rights of the holders of any outstanding series of Preferred Stock, and unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until the next election of the class, if any, for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified or until any such director’s earlier death, resignation, removal, retirement or disqualification. Notwithstanding the foregoing, from and after the fourth annual meeting of stockholders following the time at which the initial classification of the Board of Directors becomes effective, expected to be held in 2025, any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified or until any such director’s earlier death, resignation, removal, retirement or disqualification. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

(c)    Any director (other than any Preferred Stock Director) may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the stock outstanding and entitled to vote thereon; provided, however, that from and after the fourth annual meeting of stockholders following the time at which the initial classification of the Board of Directors becomes effective, any director may be removed with or without cause and only by the affirmative vote of the holders of at least a majority of the voting power of the stock outstanding and entitled to vote thereon. Notwithstanding the foregoing, whenever the holders of any class or series are entitled to elect one or more directors by this Certificate of Incorporation (including any Preferred Stock Designation), with respect to the removal without cause of a director or directors so elected, the vote of the holders of the outstanding shares of that class or series and not the vote of the outstanding shares as a whole shall apply.

(d)    During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), and upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such number of directors that the holders of any series of Preferred Stock have a right to elect, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions; and (ii) each Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to said provisions, the terms of office of all Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such Preferred Stock Director shall cease to be qualified as a director and shall cease to be a director) and the total authorized number of directors of the Corporation shall be automatically reduced accordingly.

Section 5.3    Powers. Except as otherwise required by the DGCL or as provided in this Certificate of Incorporation (including any Preferred Stock Designation), the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 5.4    Election; Annual Meeting of Stockholders.

(a)    Ballot Not Required. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

(b)    Notice. Advance notice of nominations for the election of directors, and of business other than nominations, to be proposed by stockholders for consideration at a meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in or contemplated by the Bylaws.

(c)    Annual Meeting. Any annual meeting of stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

ARTICLE VI

STOCKHOLDER ACTION

Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), no action that is required or permitted to be taken by the stockholders of the Corporation may be effected by consent of stockholders in lieu of a meeting of stockholders.

ARTICLE VII

SPECIAL MEETINGS OF STOCKHOLDERS

Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), a special meeting of the stockholders of the Corporation may be called at any time only by the Board of Directors. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors.

ARTICLE VIII

EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE IX

AMENDMENT

Section 9.1    Amendment of the Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) in its present form or as hereafter amended are granted subject to this reservation.

Section 9.2    Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, but subject to the terms of any series of Preferred Stock then outstanding, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws. Except as otherwise provided in this Certificate of Incorporation (including the terms of any Preferred Stock Designation) or the Bylaws, and in addition to any requirements of law, the affirmative vote of the holders of at least a majority of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal the Bylaws.

ARTICLE X

LIABILITY OF DIRECTORS

Section 10.1    No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 10.2    Amendment or Repeal. Any amendment, alteration or repeal of this Article X, or the adoption of any provision of the Certificate of Incorporation inconsistent with this Article X, shall not affect its application with respect to an action or omission by a director occurring before such amendment, alteration, adoption or repeal. If the DGCL hereafter is amended to eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended DGCL.

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This Amended and Restated Certificate of Incorporation shall become effective at 12:00 p.m. Eastern Time on June 1, 2021.

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 28th day of May, 2021.

By:	/s/ Matthew Walsh
	Name:	Matthew Walsh
	Title:	Chief Financial Officer

SIGNATURE PAGE TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION